Exhibit 10(d)

Appendix A2 Last Revised On: October 15, 2009
Name	Company	Pre-4/1/1997 Participant	Class A “Bonus SERP” Status	Double Basic Credits	Double Transition Credits
BENNETT, CHRISTOPHER A. *	FPL Group, Inc		X1	X1
KELLIHER, JOSEPH T. *	FPL Group, Inc		X1	X1
MCGRATH, ROBERT L. 3*	FPL Group, Inc		X1	X1	X1
POPPELL, JAMES W. *	FPL Group, Inc		X1	X1
RODRIGUEZ, ANTONIO *	FPL Group, Inc	X
SIEVING, CHARLES E. *	FPL Group, Inc		X1	X1
CUTLER, PAUL I. *	FPL Group, Inc		X1
DAVIS, K. MICHAEL *	FPL Group, Inc	X
FROGGATT, CHRIS N. *	FPL Group, Inc		X1

1The Compensation Committee has expressly identified these items and acknowledged that they are subject to Internal Revenue Code Section 409A.  In particular, these items include: (i) the additional deferred compensation provided by the designation of certain officers as Class A Executives, effective on or after January 1, 2006; and (ii) the additional deferred compensation set forth in SERP Amendment #4 to the Prior Plan (meaning amounts deferred by certain senior officers specified by the Compensation Committee who became participants in the SERP on or after April 1, 1997 at the rate of two times the basic credit and, to the extent applicable, the transition credit under the cash balance formula in the SERP for their pensionable earnings on or after January 1, 2006).  Importantly, nothing in Amendment #4 to the Prior Plan, the SERP, Compensation Committee resolutions, or any other document shall be construed as subjecting to Code Section 409A any deferrals made under the SERP prior to January 1, 2005, except as expressly noted herein.
3    Due to material modification of the SERP benefit pursuant to Executive Retention Employment Agreements entered into after December 31, 2004, no amount of the SERP benefit for Mr. McGrath is eligible for grandfathered treatment under Code Section 409A.

*Executive Officer of FPL Group, Inc.